Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 7, 2004, related to the financial statements and financial statement schedule of Pericom Semiconductor Corporation appearing in the Annual Report on Form 10-K/A (Amendment No. 1) of Pericom Semiconductor Corporation for the year ended June 26, 2004.

/s/ Deloitte & Touche LLP

San Jose, California
January 28, 2005